UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2022

Societal CDMO, Inc.

(Exact name of Registrant as Specified in Its Charter)

Pennsylvania	001-36329	26-1523233
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 E. Uwchlan Ave, Suite 112
Exton, Pennsylvania		19341
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 770 534-8239

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01	SCTL	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information set forth in Item 8.01 is incorporated herein by reference.

Item 8.01 Other Events.

As previously disclosed in a Current Report on Form 8-K filed by Societal CDMO, Inc. (the “Company”) on December 12, 2022 (the “Original 8-K”), on December 9, 2022, Societal CDMO Gainesville, LLC (“Societal Gainesville”), a wholly owned subsidiary of Societal CDMO Inc. (the “Company”), entered into a purchase and sale agreement (the “Purchase Agreement”) with Tenet Equity Funding SPE Gainesville, LLC (the “Purchaser”), a subsidiary of Tenet Equity L.P., pursuant to which Societal Gainesville agreed to sell certain real estate located at 1300 Gould Drive, Gainesville, Georgia 30504 (the “Property”) to the Purchaser for a purchase price of $39.0 million (the “Sale-Leaseback Transaction”).

Also as previously disclosed in the Original 8-K, on December 12, 2022, the Company entered into a Credit Agreement (the “RBC Credit Agreement”), by and among the Company, the Company’s subsidiaries named as guarantors therein, Royal Bank of Canada, in its capacity as the administrative agent (“RBC”), and the lenders named therein. The RBC Credit Agreement provided for a term loan in the original principal amount of up to $37.5 million (the “Term A Loan”) to be funded on the closing date thereof upon the satisfaction of the closing conditions set forth in the RBC Credit Agreement.

On December 16, 2022, the Company announced the closing of the Sale-Leaseback Transaction and the RBC Credit Agreement funding. Concurrent with the closing of the Sale-Leaseback Transaction on December 14, 2022, pursuant to the terms of the Purchase Agreement, Societal Gainesville and the Purchaser entered into a lease agreement, on the form previously filed with the Original 8-K, pursuant to which Societal Gainesville leased the Property from the Purchaser for an initial term of 20 years, with four renewal options of 10 years each.

The final principal amount of the Term A Loan funded under the RBC Credit Agreement was $36.9 million. At the closing of the RBC Credit Agreement, the Company, each of its subsidiary guarantors, and RBC entered into a security agreement, whereby, among other things, the Company and each of its subsidiary guarantors granted RBC a security interest in substantially all of their assets to secure their obligations to RBC under the RBC Credit Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Societal CDMO, Inc.

Date:	December 20, 2022	By:	/s/ J. David Enloe, Jr.
J. David Enloe, Jr. President and Chief Executive Officer